                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                 EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE

                               52 Weeks Ended     52 Weeks Ended     52 Weeks Ended
                             January 28, 1996   January 29, 1995   January 30, 1994
                             ----------------   ----------------   ----------------
Net earnings                      $ 2,536,000        $19,572,000        $11,221,000
                                  -----------        -----------        -----------

Average shares of common
stock outstanding during
period                             25,362,000         25,155,000         25,015,000

Incremental shares from
assumed exercise of stock
options (primary)                     776,000            972,000            479,000
                                  -----------        -----------        -----------
                                   26,138,000         26,127,000         25,494,000
                                  -----------        -----------        -----------

Primary earnings per share              $0.10              $0.75              $0.44
                                        =====              =====              =====

Average shares of common
stock outstanding during
period                             25,362,000         25,155,000         25,015,000

Incremental shares from
assumed exercise of stock
options (fully diluted)               792,000          1,001,000            539,000
                                  -----------        -----------        -----------
                                   26,154,000         26,156,000         25,554,000
                                  -----------        -----------        -----------

Fully diluted earnings per
share                                   $0.10              $0.75              $0.44
                                        =====              =====              =====


Note: Amounts have been restated to reflect the 3-for-2 stock splits in February 1994 and September 1994.

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